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                                                                   Exhibit 10.37

                                                            Draft--July 31, 1997

                   CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.
                              LLC UNIT OPTION PLAN


                               Section 1. Purpose

            The purpose of this Cambridge Energy Research Associates, Inc. LLC Unit Option Plan is to foster and promote the long-term financial success of the Company, its Affiliates and any Subsidiaries and to materially increase unitholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Parent LLC, and (c) enabling the Company, its Affiliates and any Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                             Section 2. Definitions

            2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

            (a) "Affiliate" means an entity controlling, controlled by or under common control with the specified person or entity.

            (b) "Alternative Option" has the meaning given in Section 8.2.

            (c) "Amended and Restated Parent LLC Agreement" means the amended and restated limited liability company agreement of the Parent LLC, dated as of the Effective Date, as amended, supplemented, waived or otherwise modified and in effect from time to time.

            (d) "Applicable LLC Unit Valuation" means, as of any Determination Date, the annual valuation of the LLC Units as of the last day of the latest fiscal year of the Parent LLC ending prior to such Determination Date performed by an independent valuation firm chosen by the LLC Board, except that (i) in the case of a Determination Date occurring on or after the Effective Date but prior to the first day of the fourth fiscal quarter of the Parent LLC's fiscal year ending on June 30, 1998, the term "Applicable LLC Unit Valuation" shall mean the value per LLC Unit as of the Effective Date as determined pursuant to Section 1.8 of the Merger and Exchange Agreement, and (ii) in the case of a Determination Date occurring during the fourth fiscal quarter of any
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      fiscal year of the Parent LLC beginning with the fourth fiscal quarter of its fiscal year ending on June 30, 1998, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units as of the last day of such fourth fiscal quarter performed by an independent valuation firm chosen by the LLC Board.

            (e)  "Board" means the Board of Directors of the Company.

            (f) "C&D Fund" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

            (g) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an employee of, or in connection with his provision of services to, any member of the MGI/CERA Group (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the executive to whom the Participant reports or by the Board of Directors of the member of the MGI/CERA Group by which he is employed or to which he provides services, which notice identifies the manner in which such executive or such Board, as the case may be, believes that the Participant has not substantially performed his duties, (ii) the Participant's engaging in willful and serious misconduct that is or is expected to be injurious to the MGI/CERA Group, (iii) the Participant's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Participant of any written covenant or agreement with any member of the MGI/CERA Group not to disclose any information pertaining to the MGI/CERA Group, not to compete or interfere with the MGI/CERA Group or with respect to any take-along or similar covenants applicable to any LLC Units owned by the Participant, or
      (v) any material violation by the Participant of any material federal, state or foreign securities laws; provided that, with respect to a Participant who, as of the Determination Date, is employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

            (h) "Change of Control" means with respect to, the Parent LLC, the Company or MGI, the first of the following events to occur after the Effective Date:


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                  (i) the acquisition by any person, entity or "group" (as
            defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than (v) a member of the MGI/CERA Group, (w) any employee benefit plan of any member of the MGI/CERA Group, (x) the C&D Fund or any of its Permitted Transferees, (y) any of Daniel H. Yergin, Joseph A. Stanislaw or James P. Rosenfield or any of their respective Permitted Transferees, and (z) in the event that all of the then outstanding capital stock of the Company or MGI shall be distributed to members of the Parent LLC, such members), of 50% or more of the combined voting power of the then outstanding voting securities or other voting equity interests of the Parent LLC, the Company or MGI, as applicable;

                (ii) the merger or consolidation of the Parent LLC, the Company or MGI, as applicable, as a result of which persons who were members of the Parent LLC or stockholders of the Company or MGI, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities or other equity interests representing more than 50% of the combined voting power of the merged or consolidated company's then outstanding securities or other voting equity interests;

               (iii) the liquidation or dissolution of the Parent LLC (other than a dissolution occurring upon a merger or consolidation thereof), the Company or MGI, as applicable, other than a liquidation of the Company or MGI into the Parent LLC; and

                (iv) the sale of all or substantially all of the assets of the
            Parent LLC, the Company and its Subsidiaries, if any, or MGI and its Subsidiaries, as applicable, to one or more persons or entities that are not, immediately prior to such sale, Affiliates of the Parent LLC, the Company or MGI, as applicable.

            (i) "Change of Control Price" means (x) with respect to any transaction involving a Change of Control of the Parent LLC, the price per LLC Unit paid in conjunction with such transaction and (y) with respect to any transaction involving a Change of Control of the Company or MGI, the aggregate net purchase price paid for the Company or MGI, as the case may be, divided by the aggregate number of LLC Units outstanding, on a fully diluted basis, immediately prior to the closing of such transaction (in each case, as determined in good faith by the LLC Board if any part of such price is payable


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      other than in cash).

            (j) "Company" means Cambridge Energy Research Associates, Inc., a Massachusetts corporation and a wholly owned Subsidiary of Parent LLC, and any successor thereto.

            (k) "Determination Date" means the date as of which the Fair Market Value of the LLC Units is to be determined pursuant to the applicable Option Agreement, generally the effective date of a Participant's Termination for any reason.

            (l)  "Effective Date" means the effective date of the Transactions.

            (m) "Employee" means any director, executive, senior officer or other employee of, or consultant to, the Company or any Subsidiary.

            (n) "Fair Market Value" means, as of any Determination Date, the fair market value on such date per LLC Unit, as determined in good faith by the LLC Board. In making a determination of Fair Market Value, the LLC Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and other financial and operating information of the MGI/CERA Group in recent periods, the potential value of the MGI/CERA Group as a whole, the future prospects of the MGI/CERA Group and the industries in which its members compete, the history and management of the MGI/CERA Group, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the members of the MGI/CERA Group and the Applicable LLC Unit Valuation. The determination of Fair Market Value will not give effect to any restrictions on transfer of the LLC Units or the fact that such LLC Units would represent a minority interest in the Parent LLC.

            (o) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

            (p) "Involuntary Termination" means Termination by a New Employer for any reason.

            (q) "LLC Board" means the Board of Directors of the Parent LLC.

            (r) "LLC Unit" means a unit representing a limited liability company interest in the Parent LLC, the terms and conditions of which are subject to and


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      governed by the Amended and Restated Parent LLC Agreement, or the
      securities into which such units shall have been converted or for which such units shall have been exchanged in any merger, consolidation, reorganization, exchange of securities, liquidation or dissolution or similar transaction.

            (s) "Merger and Exchange Agreement" means the Plan of Merger and Exchange Agreement, dated as of August 1, 1997, among MGI, the Parent LLC, GDG Merger Corporation, a wholly owned Subsidiary of the Parent LLC, the stockholders of the Company named therein and The Goldman Sachs Group, L.P.

            (t) "MGI" means MCM Group, Inc., a Delaware corporation and a wholly owned Subsidiary of the Parent LLC, and any successor thereto.

            (u) "MGI/CERA Group" means, collectively, the Parent LLC, the Company, MGI and each of their respective Subsidiaries.

            (v) "MGI Performance Option" means a Performance Option the vesting and exercisability of which is conditioned in whole or in part upon the attainment of objectives based upon the financial or operating performance of MGI and/or its Subsidiaries.

            (w) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change of Control.

            (x) "Option" means the right granted pursuant to the Plan to purchase one LLC Unit from the Company at a price and on terms and conditions determined in accordance with Section 6.

            (y) "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

            (z) "Parent LLC" means Global Decisions Group LLC, a Delaware limited liability company and the sole stockholder of the Company, and any successor thereto.

            (aa) "Participant" means any Employee designated by the Board, in consultation with the LLC Board, to participate in the Plan.


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            (bb) "Performance Option" means an Option granted pursuant to the
      Plan which becomes exercisable in accordance with the provisions of the applicable Option Agreement based upon the financial or operating performance of one or more members of the MGI/CERA Group.

            (cc) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance by the Participant of substantially all of his duties lasting for a continuous period of six months or longer. The good faith judgment of the Board as to the Participant's Permanent Disability shall be final and shall be based on the determination (evidenced by a written report or certificate) by a physician selected by the Company or its insurers, and acceptable to the Participant or the Participant's legal representative (such acceptance not to be unreasonably withheld), to advise the Board; provided that, with respect to a Participant who, as of the Determination Date, is employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Permanent Disability, Disability or Disabled, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

            (dd) "Permitted Transferee" shall have the meaning assigned to such term in Section 1.1 of the Amended and Restated Limited Liability Company Agreement of the Parent LLC, dated as of ____, 1997, as the same may be amended from time to time, except that, for purposes of the Plan, the term Permitted Transferee shall not include any transferee described in clause
      (v) of the definition of such term.

            (ee) "Plan" means this Cambridge Energy Research Associates, Inc. LLC Unit Option Plan, as the same may be amended from time to time.

            (ff) "Principal Member" means each of the C&D Fund, Daniel H. Yergin, Joseph A. Stanislaw and James P. Rosenfield (the "Original Principal Members") and each of their respective Permitted Transferees who are "accredited investors" within the meaning of rule 501(a) of Regulation D of the Securities Act of 1933, as amended; provided, however, that a Principal Member shall cease to be a Principal Member at such time as such person or entity shall not beneficially own at least 20% of the LLC Units that such Member (or the applicable Original Principal Member in the case of a Permitted Transferee) beneficially owned on the Effective Date, and, provided, further, that, solely for the purposes, under this Section 2.1(ff) and Section 7.4, of calculating the number of LLC Units beneficially owned by a Principal


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      Member who is an individual, such number of LLC Units shall be deemed to include any LLC Units held in a trust the only actual beneficiaries under which are such Principal Member and/or his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

            (gg) "Public Offering" means the first day as of which sales of LLC Units are made to the public in the United States pursuant to an underwritten public offering of such LLC Units led by one or more underwriters, at least one of which is of nationally recognized standing.

            (hh) "Retirement" means a Participant's voluntary Termination at or after age 60 or such other age as may be specified in the applicable Option Agreement or, in the case of a Participant who, as of the Determination Date, is employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Retirement, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

            (ii) "Service Option" means an Option granted pursuant to the Plan which becomes exercisable in accordance with the provisions of the applicable Option Agreement based upon a Participant's completion of service with the applicable member or members of the MGI/CERA Group.

            (jj) "Special Termination" has the meaning specified in Section 7.1.

            (kk) "Subsidiary" means, with respect to any person, any corporation or other entity a majority of whose outstanding voting securities or other voting equity interests is owned, directly or indirectly, by such person.

            (ll) "Termination" means the termination of a Participant's employment with the member of the MGI/CERA Group that employs such Participant, or, in the case of a Participant who is not an employee of any member of the MGI/CERA Group, the termination of such Participant's provision of services to the member of the MGI/CERA Group for which such Participant has been engaged to perform services.

            (mm) "Transactions" means the acquisition by the Parent LLC pursuant to the Merger and Exchange Agreement of (x) all of the outstanding capital stock of MGI pursuant to the merger of GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent LLC, with and into MGI, with MGI as the surviving corporation, and (y) all of the outstanding


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      capital stock of the Company and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership, pursuant to the exchange of such capital stock and such partnership interests for LLC Units and certain other contingent interests in the Parent LLC.

            2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                    Section 3. Eligibility and Participation

            Participants in the Plan shall be those Employees selected by the Board, in consultation with the LLC Board, to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan of any member of the MGI/CERA Group.


                         Section 4. Powers of the Board

            4.1. Power to Grant. The Board shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants, provided that (i) such determinations shall be made by the Board in consultation with the LLC Board, (ii) an Option may be granted only if the Parent LLC shall have agreed to issue to or at the direction of the Company, upon any exercise of such Option, such number of LLC Units as may be issuable upon such exercise, and (iii) in connection with, and shortly following, the consummation of the Transactions, the Board expects to grant approximately 231,500 Options (with respect to approximately 231,500 LLC Units) to the Participants listed on Schedule I hereto (and each such Participant is expected to be granted the number of Options (with respect to the number of LLC Units) specified opposite such Participant's name on such Schedule), on such terms and conditions consistent with the Plan as the Board, in consultation with the LLC Board, shall determine, including terms providing that each such Option shall have an exercise price of $18.31 per LLC Unit and that one-half of such Options will be Service Options and the remaining one-half of such Options will be Performance Options, and the Parent LLC has agreed to issue, upon exercise of such Options, the above number of LLC Units, as required by clause (ii) of this sentence. Nothing in the Plan shall limit the right of members of the Board (or of the LLC Board) who are Employees to receive awards hereunder.


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            4.2. Administration. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan, other than in respect of matters required hereunder to be considered in consultation with the LLC Board, shall be exercised by the Board in its sole discretion, and any authority exercised by the Board under the Plan in respect of matters required hereunder to be considered in consultation with the LLC Board shall be exercised by the Board subject only to such consultation. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the members of the MGI/CERA Group, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

            4.3. Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, provided, that with respect to any Option granted to or exercised by an officer or director of the Parent LLC or the Company, such committee shall mean a committee of two or more non-employee directors, each of whom (i) is not an officer or employee of the Parent LLC or any other member of the MGI/CERA Group and (ii) is not directly or indirectly receiving compensation from the Parent LLC other than for services performed as a director.


                       Section 5. Options Subject to Plan

            5.1. Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of LLC Units subject to Options) granted under the Plan at any time may not exceed 462,699, minus such number of options to purchase LLC Units (and number of LLC Units subject to such options), not to exceed 154,233, as may have been granted and are then outstanding or have been exercised under the MCM Group, Inc. LLC Unit Option Plan.

            5.2. Canceled, Terminated or Forfeited Options. Any Option (and the LLC Unit subject to such Option) which for any reason is canceled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be


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available for grant under the Plan to the extent so canceled, terminated or otherwise forfeited.

            5.3. Adjustment in Capitalization. The number and class of Options (and the number of LLC Units available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of LLC Units subject to outstanding Options), may be adjusted by the Board, in consultation with the LLC Board, if it shall deem such an adjustment to be necessary or appropriate to reflect (i) any distribution of LLC Units to members of the Parent LLC after the Effective Date, any LLC Unit split or combination, or any recapitalization, merger, consolidation, exchange of LLC Units, liquidation or dissolution of the Parent LLC, (ii) any distribution by the Parent LLC of all of the outstanding capital stock of the Company or MGI to members of the Parent LLC or (iii) in the case of Options other than MGI Performance Options, the occurrence of any event that would constitute a Change of Control of MGI.


                           Section 6. Terms of Options

            6.1. Grant of Options. Options may be granted to Participants at such time or times upon or following the Effective Date as shall be determined by the Board, in consultation with the LLC Board. The Board may provide that different terms apply to Options granted to a Participant on the same or different Grant Dates. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which an LLC Unit may be purchased pursuant to such Option, the duration of such Option, and such other terms consistent with the Plan as the Board shall determine, including customary representations, warranties, and covenants with respect to securities law matters. Unless otherwise determined by the Board at the Grant Date, such Option Agreement shall also state that upon exercise of any Options granted thereby and upon admission to the Parent LLC as a member of the Parent LLC, the holder of the LLC Units issued upon such exercise will be entitled to the benefits of and bound by the obligations set forth in the Parent LLC Agreement, to the extent set forth therein. Such Option Agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

            6.2. Exercise Price. The exercise price per LLC Unit to be purchased upon exercise of an Option shall be determined by the Board, in consultation with the LLC Board, but shall not be less than the Fair Market Value on the Grant Date.

            6.3. Exercise of Options. (a) Service Options. Unless otherwise determined by the Board, in consultation with the LLC Board, at the Grant Date and


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as provided in the Option Agreement evidencing the Options granted hereunder,
[20%] of any Service Options granted to a Participant at any time shall become exercisable on each of the first [five] anniversaries of the Grant Date of such Service Options, subject in each such case to the Participant's continued employment with, or, in the case of a Participant who is not an employee of the Company or any Subsidiary of the Company, continued provision of services to, any member of the MGI/CERA Group until such anniversary date; provided that 100% of such Service Options shall become exercisable to the extent provided in
Section 8.1.

            (b) Performance Options. Any Performance Options granted to a Participant shall become vested and exercisable as determined by the Board in consultation with the LLC Board and as provided in the Option Agreement evidencing such Performance Options granted hereunder.

            (c) Conditions to Exercise; Discretionary Authority. Notwithstanding any other provision herein, the Board may accelerate the vesting and/or exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Participant will exercise any Option, the Company and such Participant shall enter into a Management LLC Unit Subscription Agreement substantially in the form attached hereto as Exhibit B. Notwithstanding any other provision of the Plan, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Grant Date of such Option.

            6.4. Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given to the Company and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Board in its sole discretion at or after the Grant Date, the exercise price of any Options exercised after there has been a Public Offering may be paid in full or in part in the form of LLC Units which have been owned by the Participant for at least six months, based on the Fair Market Value of such LLC Units on the date of exercise. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the LLC Units acquired upon the exercise thereof.


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                      Section 7. Termination of Employment
                      or Cessation of Provision of Services

            7.1. Special Termination. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, in the event of a Termination by reason of the Participant's death, Permanent Disability or Retirement (each a "Special Termination"), then any Options held by the Participant that are or become vested and exercisable as of the date of such Special Termination as provided in the applicable Option Agreement shall remain exercisable, subject to Section 7.4, solely until the first to occur of
(x) the first anniversary of such Special Termination, or (y) the expiration of the term of the Option. Any Options held by the Participant that are not or have not become vested and exercisable as of the date of the Special Termination shall terminate and be canceled immediately upon such Special Termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be canceled upon the expiration of such period.

            7.2. Termination for Cause. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, in the event of a Termination for Cause, any Options held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such Termination.

            7.3. Other Termination of Employment. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, in the event of a Termination for any reason other than (i) a Special Termination or (ii) for Cause, any Options held by such Participant that are or become vested and exercisable as of the date of such Termination shall remain exercisable, subject to Section 7.4, for a period of 60 days following such Termination (or, if shorter, for the remaining term of the Options). Any Options held by the Participant that are not and do not become vested and exercisable as of the date of the Participant's Termination shall terminate and be canceled immediately upon such Termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be canceled upon the expiration of such period.

            7.4. Certain Rights upon Termination Prior to Public Offering. Unless otherwise provided in the Option Agreement or otherwise determined by the Board in consultation with the LLC Board after the Grant Date, each Option Agreement governing Options granted hereunder shall provide that (i) the Company and (ii) the Principal Members (as a group) shall have successive rights to purchase from the Participant Options held by such Participant upon any Termination of such Participant


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prior to a Public Offering that are or then become vested and exercisable for a purchase price per Option equal to the excess, if any, of (x) the Fair Market Value of an LLC Unit on the date of Termination over (y) the exercise price per LLC Unit pursuant to such Option, and upon such additional terms and conditions as are set forth in the Option Agreement(s) evidencing such Options; provided, that each Principal Member shall have the right to elect to purchase from the Participant only its or his pro rata portion (determined as of the date of Termination and on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the applicable Principal Member) of such Options; provided, further, that if the Principal Members in the aggregate do not elect, within the time period set forth in the applicable Option Agreement, to purchase all of such Options, each Principal Member that had elected to purchase all of its or his pro rata portion of such Options shall have the right to purchase a portion of the remainder of such Options, in an amount equal to either (i) the product of (x) the aggregate number of such remaining Options and (y) a fraction, the numerator of which shall be the number of LLC Units held by such Principal Member (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by such Principal Member) and the denominator of which shall be the aggregate number of LLC Units then held by each Principal Member that had elected to purchase all of its or his pro rate portion of such Options (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by any such Principal Member) or (ii) such other amount as shall be agreed upon by all such Principal Members. If the rights of the Company and the Principal Members to purchase all of the vested and exercisable Options held by such Participant are not fully exercised, other than as a result of the inability of the Company to complete a purchase due to restrictions under Delaware law or any applicable financing arrangement of any member of the MGI/CERA Group, such Participant (or such Participant's estate) shall be entitled to retain and exercise any vested and exercisable Options not so purchased, subject to all of the provisions of the Plan and the Option Agreement evidencing such Options.


                          Section 8. Change of Control

            8.1. Accelerated Exercisability and Payment. Unless otherwise provided in the Option Agreement or otherwise determined by the Board in the manner set forth in Section 8.2, (i) in the event of a Change of Control with respect to the Parent LLC or the Company, each Service Option (whether or not then vested and exercisable), each Performance Option that shall have become vested and exercisable prior to such Change of Control and, as and to the extent provided in the applicable Option Agreement, a proportionate share, if any, of each Performance Option that shall not have become vested and exercisable prior to such Change of Control, and (ii) in the event of a Change of Control solely with respect to MGI, each MGI Performance Option that shall have become vested and exercisable prior to such Change of Control and, as and to the extent provided in the applicable Option Agreement, a proportionate share, if any, of each MGI Performance Option that shall not have become vested and exercisable prior to such Change of Control, shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option. All other outstanding Performance Options or, in the event of a Change of Control with respect to MGI, MGI Performance Options shall be canceled and forfeited as of the closing date of the transaction constituting such Change of Control.

            8.2. Alternative Options. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option as a result of the occurrence of the applicable Change of Control if the Board reasonably determines in good faith, prior to the occurrence of such Change of Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

            (a) provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the material rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment;

            (b) have substantially equivalent economic value to such Option (determined at the time of the applicable Change of Control and taking into account any payment that may be made to the Participant in respect of such Option); and

            (c) have terms and conditions which provide that in the event that such Participant suffers an Involuntary Termination within two years following a Change of Control with respect to the Parent LLC or the Company in case of an Option other than an MGI Performance Option, or with respect to the Parent LLC, the Company or MGI in the case of an MGI Performance Option:

                  (i) any conditions to such Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be;

             or

                (ii) such Participant shall have the right to surrender such
            Alternative Option within 30 days following such Termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the securities subject to the Alternative Option over the price, if any, that such Participant would be required to pay to exercise such Alternative Option.

            8.3 Certain Take-Along Rights Prior to a Public Offering. Unless otherwise provided in the Option Agreement or otherwise determined by the Board after the Grant Date, each Management LLC Unit Subscription Agreement evidencing LLC Units issued upon the exercise of Options granted hereunder shall provide that, upon certain transactions described therein, the Participant will be required to sell such LLC Units then owned by him for a payment per LLC Unit equal to the Change of Control Price, and upon such additional terms and conditions as are set forth in such subscription agreement.


                     Section 9. Amendment, Modification and
                             Termination of the Plan

            The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan provided that in the case of any provision requiring consultation with the LLC Board, such provision may only be amended or modified after prior consultation with the LLC Board, and with respect to any provision regarding action to be taken by the LLC Board or impacting the rights or obligations of the LLC Board, any member of the MGI/CERA Group other than the Company or its Subsidiaries, or any Principal Member, such provision may only be amended or modified with the prior approval of the LLC Board. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.


                      Section 10. Miscellaneous Provisions

            10.1. Nontransferability of Awards. No Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than (i) by a Participant to the Company or one or more Principal Members pursuant to Section 7.4, or (ii) by will or by the laws of descent and distribution and provided that the deceased Participant's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan (including the purchase rights described in Section 7.4 and the take-along rights described in Section 8.3) and the Option Agreement covering such Options as if such beneficiary or estate were the Participant. All rights with respect to Options granted to and held by a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his legal representative. Following a Participant's death, all rights with respect to such Options that were exercisable at the time of such Participant's death and have not terminated shall be exercisable by his designated beneficiary or by his estate.

            10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

            10.3. No Guarantee of Employment or Participation. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of any member of the MGI/CERA Group to terminate any Participant's employment or provision of services at any time, or confer upon any Participant any right to continue in the employ of or to provide services to any member of the MGI/CERA Group. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

            10.4. Tax Withholding. The Company or any other member of the MGI/CERA Group (as the case may be) employing or engaging the services of a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such other member of the MGI/CERA Group, subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan or any LLC Unit purchased upon the exercise of any such Option.

            10.5. Indemnification. Each person who is or shall have been a member of the Board or the LLC Board or any committee of the Board or the LLC

Board shall be indemnified and held harmless by the Company and its Subsidiaries to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company or, with the consent of the Company, another member of the MGI/CERA Group an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's or any such Subsidiary's certificate of incorporation or by-laws, by contract, as a matter of law, or otherwise.

            10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any other member of the MGI/CERA Group to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

            10.7. Requirements of Law. The granting of Options and the issuance of LLC Units pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no LLC Units shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

            10.8. Freedom of Action. Subject to Section 9, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing any member of the MGI/CERA Group from taking any action that it deems appropriate or in its best interest.

            10.9. Term of Plan. Subject to the consummation of the Transactions, the Plan shall be effective as of the Effective Date. The Plan shall thereafter continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

            10.10. No Voting Rights. Except as otherwise required by law, no Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to the Parent LLC's members until such time as the LLC Units issuable upon exercise of such Options have been so issued and such Participant has been admitted to the Parent LLC as a member of the Parent LLC.

            10.11. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

                                                           Draft --July 31, 1997
                                                                       Exhibit A

                      MANAGEMENT LLC UNIT OPTION AGREEMENT


            MANAGEMENT LLC UNIT OPTION AGREEMENT, dated as of __________, ____, between Cambridge Energy Research Associates, Inc., a Massachusetts corporation (together with any successor thereto, the "Company"), and the Grantee whose name appears on the signature page hereof (the "Grantee").


                              W I T N E S S E T H:

            WHEREAS, on _________, 1997, Global Decisions Group LLC, a Delaware limited liability company (together with any successor thereto, the "Parent LLC"), acquired (x) all of the outstanding capital stock of MGI, pursuant to the merger of GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent LLC, with and into MGI, with MGI as the surviving corporation, and (y) all of the outstanding capital stock of the Company and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership, pursuant to the exchange of such capital stock and such partnership interests for LLC Units and certain other contingent interests in the Parent LLC (the "Transactions");

            WHEREAS, in connection with the Transactions, the Board adopted the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Plan"), and the Parent LLC has agreed to issue upon exercise of Options granted under the Plan, an aggregate of __________ LLC Units;

            WHEREAS, pursuant to the terms of the Plan, the Board, in consultation with the LLC Board, has authorized the Company to grant to the Grantee the number of non-qualified options set forth under the heading
"Initial Value Options" on the signature page hereof, at an exercise price of $___ per LLC Unit, and the number (if any) of non-qualified options set forth under the heading "Premium Options" on the signature page hereof, at an exercise price of $______ per LLC Unit, each such option representing the right to purchase one LLC Unit on the terms and conditions set forth herein and in the Plan; and

            WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such options on the terms and conditions set forth herein and in the Plan;

            NOW, THEREFORE, to evidence the options so granted, and to set forth their terms and conditions, the Company and the Grantee hereby agree as follows:

            1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below. Capitalized terms used herein without definition shall have the meanings specified in the Plan.

            (a) "Affiliate" means an entity controlling, controlled by, or under common control with the specified person or entity.

            (b) "Alternative Option" has the meaning given in Section 9(c).

            (c) "Amended and Restated Parent LLC Agreement" means the amended and restated limited liability company agreement of the Parent LLC, dated as of the Effective Date, as amended, supplemented, waived or otherwise modified and in effect from time to time.

            (d) "Applicable Portion" means, with respect to Performance Options granted hereunder, the percentage obtained by dividing (i) the excess of (x) the lesser of (A) the Maximum EBITDA Target and (B) the cumulative EBITDA actually achieved for the period commencing on the Grant Date and continuing through the Target Date (or other applicable date of determination) over (y) the Minimum EBITDA Target by (ii) the excess of the Maximum EBITDA Target over the Minimum EBITDA Target; provided, however, that if the Applicable Portion is being determined as of a date other than the Target Date, the Maximum EBITDA Target and the Minimum EBITDA Target shall each be proportionately adjusted for the purposes of determining such Applicable Portion by multiplying each such target by a fraction, the numerator of which shall be the number of days from the Grant Date to the date of determination and the denominator of which shall be the number of days from the Grant Date to the Target Date.

            (e) "Board" means the Board of Directors of the Company.

            (f) "C&D Fund" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

            (g) "Cause" means (i) the willful failure by the Grantee to perform substantially his duties as an employee of, or in connection with his provision of services to, any member of the MGI/CERA Group (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the executive to whom the Grantee reports or by the Board of Directors of the member of the MGI/CERA Group by which he is employed or to which he provides services, which notice identifies the manner in which such executive or such Board, as the case may be, believes that the Grantee has not substantially performed his duties, (ii) the Grantee's engaging in willful and serious misconduct that is or is expected to be injurious to any member of the MGI/CERA Group, (iii) the Grantee's having been convicted of, or having entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Grantee of any written covenant or agreement with any member of the MGI/CERA Group not to disclose any information pertaining to the MGI/CERA Group, not to compete or interfere with the MGI/CERA Group or with respect to any take-along or similar covenants applicable to any LLC Units owned by the Participant or (v) any violation by the Participant of any material federal, state or foreign securities laws; provided that, if the Grantee is, as of the Determination Date, employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Cause, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

            (h) "Change of Control" means, with respect to the Parent LLC, the Company [or MGI]* the first of the following events to occur after the Effective
Date:

                  (i) the acquisition by any person, entity or "group" (as
            defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than (v) a member of the MGI/CERA Group, (w) any employee benefit plan of any member of the

--------
* [Explanatory note: a Change of Control with respect to MGI will have an effect only on Performance Options (if any), the vesting of which is based in whole or in part upon the performance of MGI and/or its Subsidiaries.]

            MGI/CERA Group, (x) the C&D Fund or any of its Permitted Transferees, (y) any of Daniel H. Yergin, Joseph A. Stanislaw or James P. Rosenfield or any of their respective Permitted Transferees, and (z) in the event that all of the then outstanding capital stock of the Company [or MGI] shall be distributed to members of the Parent LLC, such members), of 50% or more of the combined voting power of the then outstanding voting securities or other voting equity interests of the Parent LLC, the Company [or MGI, as applicable];

               (ii) the merger or consolidation of the Parent LLC, the Company
            [or MGI, as applicable], as a result of which persons who were members of the Parent LLC or stockholders of the Company [or MGI, as the case may be,] immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities or other equity interests representing more than 50% of the combined voting power of the merged or consolidated company's then outstanding securities or other voting equity interests;

               (iii) the liquidation or dissolution of the Parent LLC (other than a dissolution occurring upon a merger or consolidation thereof), the Company [or MGI], as applicable, other than a liquidation of the Company [or MGI] into the Parent LLC; and

                (iv) the sale of all or substantially all of the assets of the
            Parent LLC, the Company and its Subsidiaries, if any, [or MGI and its Subsidiaries, as applicable,] to one or more persons or entities that are not, immediately prior to such sale, Affiliates of the Parent LLC, the Company [or MGI], as applicable.

            (i) "Change of Control Price" means (x) with respect to any transaction involving a Change of Control of the Parent LLC, the price per LLC Unit paid in conjunction with such transaction and (y) with respect to any transaction involving a Change of Control of the Company or MGI, the aggregate net purchase price paid for the Company or MGI, as the case may be, divided by the aggregate number of LLC Units outstanding, on a fully diluted basis, immediately prior to the closing of such transaction (in each case, as determined in good faith by the LLC Board if any part of such price is payable other than in cash).

            (j) "Committee" means the Compensation Committee of the Board (or such other committee of the Board which shall be authorized to administer the
Plan), provided, that with respect to any Option granted to or exercised by an officer or director of the Parent LLC, the Company or MGI and its subsidiaries, as applicable, Committee shall mean (x) the Board or (y) a committee of two or more non-employee directors, each of whom (i) is not an officer or employee of the Parent LLC or any other member of the MGI/CERA Group and (ii) is not directly or indirectly receiving compensation from the Parent LLC other than for services performed as a director. If at any time no Committee shall be in office, the Board shall perform the functions of the Committee.

            (k) "Company" has the meaning set forth in the introductory paragraph hereof.

            (l) "Covered Options" has the meaning set forth in Section 4(b).

            (m) "Determination Date" means the effective date of the Grantee's Termination.

            (n) "Effective Date" means the effective date of the Transactions.

            (o) "EBITDA", for any period, shall mean the consolidated net income of [insert name[s] of the applicable member or members of the MGI/CERA Group], determined in accordance with generally accepted accounting principles consistently applied throughout the applicable period and prior to any reduction for interest expense, taxes, depreciation or amortization, minus the aggregate amount of interest income, if any, paid or accrued to [such member or members of the MGI/CERA Group] by any other member of the MGI/CERA Group during such period in respect of loans, if any, made to such other member, to the extent such amount would otherwise be included in such consolidated net income.

            (p) "Exercise Notice" means a written notice delivered by the Principal Members or the Company of the exercise of its right to purchase any portion of the Covered Options pursuant to Section 5(c).

            (q) "Grant Date" means the date of this Agreement as of which the Options are granted hereby.

            (r) "Initial Value Options" means, collectively, the Options granted hereunder set forth under the heading "Initial Value Options" on the signature page hereof, at an option exercise price equal to $___ per LLC Unit.

            (s) "Involuntary Termination" means Termination by a New Employer for any reason.

            (t) "LLC Board" means the Board of Directors of the Parent LLC.

            (u) "LLC Unit" means a unit representing a limited liability company interest in the Parent LLC, the terms and conditions of which are subject to and governed by the Amended and Restated Parent LLC Agreement, or the securities into which such units shall have been converted or for which such units shall have been exchanged in any merger, consolidation, reorganization, exchange of securities, liquidation or dissolution.

            (v) "Maximum EBITDA Target" means, with respect to the Performance Options granted hereunder, cumulative EBITDA of $____ million, which shall be the cumulative EBITDA that [insert name[s] of the applicable member or members of the MGI/CERA Group] must achieve during the period commencing on the Grant Date and ending on the Target Date for 100% of such Performance Options to vest and become exercisable as of the Target Date.

            (w) "MGI" means MCM Group, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent LLC, and any successor thereto.

            (x) "MGI/CERA Group" means, collectively, the Parent LLC, the Company, MGI and each of their respective Subsidiaries.

            (y) "Minimum EBITDA Target" means, with respect to the Performance Options granted hereunder, cumulative EBITDA of $____ million, which shall be the minimum cumulative EBITDA that [insert name[s] of the applicable member or members of the MGI/CERA Group] must achieve during the period commencing on the Grant Date and ending on the Target Date for any portion of such Performance Options to vest and become exercisable as of the Target Date.

            (z) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change of Control.

            (aa) "Option" means the right granted pursuant to Section 2 hereof to purchase one LLC Unit from the Company at the price and on the terms and conditions specified in this Agreement and in the Plan.

            (bb) "Parent LLC" has the meaning set forth in the first recital hereto.

            (cc) "Performance Option" means those Initial Value Options and Premium Options (if any) granted hereunder which are not Service Options and which vest and become exercisable in accordance with the provisions of Section 3(b) based upon the financial or operating performance of [insert name[s] of the applicable member or members of the MGI/CERA Group].

            (dd) "Permanent Disability" means a physical or mental disability that prevents the performance by the Grantee of substantially all of his duties lasting for a continuous period of six months or longer. The good faith judgment of the Board as to the Grantee's Permanent Disability shall be final and shall be based on the determination (evidenced by a written report or certificate) by a physician selected by the Company or its insurers, and acceptable to the Grantee or the Grantee's legal representative (such acceptance not to be unreasonably withheld) to advise the Board; provided that, if the Grantee is, as of the Determination Date, employed by any member of the MGI/CERA Group under an effective employment that contains a different definition of Permanent Disability, Disability or Disabled, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

            (ee) "Permitted Transferee" shall have the meaning assigned to such term in Section 1.1 of the Amended and Restated Limited Liability Company Agreement of Parent LLC, dated as of _____, 1997, as the same may be amended from time to time, except that, for purposes of the Plan, the term Permitted Transferee shall not include any transferee described in clause (v) of the definition of such term.

            (ff) "Plan" has the meaning set forth in the recitals hereto.

            (gg) "Premium Options" means, collectively, Options granted hereunder set forth under the heading "Premium Options" on the signature page hereof, if any, at an option exercise price of $______ per LLC Unit.

            (hh) "Premium Option Percentage" means a fraction, expressed as a percentage, the numerator of which is equal to the number of Premium Options (if any) granted hereunder, and the denominator of which is equal to the aggregate number of Options granted hereunder.

            (ii) "Principal Member" means each of the C&D Fund, Daniel H. Yergin, Joseph A. Stanislaw and James P. Rosenfield (the "Original Principal Members") and each of their respective Permitted Transferees who are "accredited investors" within the meaning of Rule 501(a) of Regulation D of the Securities Act; provided, however, that a Principal Member shall cease to be a Principal Member at such time as such person or entity shall not beneficially own at least 20% of the LLC Units that such Member (or the applicable Original Principal Member in the case of a Permitted Transferee) beneficially owned on the Effective Date, and, provided, further, that solely for purposes, under this
Section 1 (ii) and Section 5(c), of calculating the number of LLC Units beneficially owned by a Principal Member who is an individual, such number of LLC Units shall be deemed to include any LLC Units held in a trust the only actual beneficiaries under which are such Principal Member and/or his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

            (jj) "Public Offering" means the first day as of which sales of LLC Units are made to the public in the United States pursuant to an underwritten public offering of such LLC Units led by one or more underwriters, at least one of which is of nationally recognized standing.

            (kk) "Retirement" means the Grantee's voluntary Termination at or after age 60, provided that if the Grantee is, as of the Determination Date, employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Retirement, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes herein.

            (ll) "Securities Act" means the Securities Act of 1933, as amended.

            (mm) "Service Options" means [50%] of the Initial Value Options [and 50% of the Premium Options] granted hereunder, which become exercisable in accordance with the provisions of Section 3(a) based upon the Grantee's completion of service with the applicable member or members of the MGI/CERA Group.

            (nn) "Special Termination" means a Termination by reason of death, Permanent Disability or Retirement or, in the event that the Grantee is, at the time of such Termination, a party to an effective employment agreement with the Company or any member of the MGI/CERA Group, by the Grantee for "good reason," as defined in such employment agreement.

            (oo) "Subsidiary" means, with respect to any person, any corporation or other entity a majority of whose outstanding voting securities or other voting equity interests is owned, directly or indirectly, by such person.

            (pp) "Target Date" means, with respect to Performance Options granted hereunder, the third anniversary of the Grant Date.

            (qq) "Termination" means the termination of the Grantee's employment with the member of the MGI/CERA Group that employs the Grantee, or, in the case of a Grantee who is not an employee of any member of the MGI/CERA Group, the termination of such Grantee's provision of services to the member of the MGI/CERA Group for which the Grantee was engaged to perform services.

            (rr) "Transactions" has the meaning set forth in the first recital hereof.

            2. Confirmation of Grant; Option Price. The Company hereby evidences and confirms the grant to the Grantee, effective as of the date hereof, of [(a)] the Initial Value Options, at an option exercise price of $_____ per LLC Unit[, and (b) the Premium Options, at an option exercise price of $______ per LLC Unit]. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan.

            3.  Exercisability.

            (a) Service Options. Except as otherwise provided in this Agreement, the Service Options shall become vested and exercisable, subject to the provisions hereof, in [five] equal annual installments, on each of the first [five] anniversaries of the Grant Date, subject in each such case to the Grantee's continued employment with, or, if the Grantee is not an employee of the Company or any Subsidiary of the Company, continued provision of services to, any member of the MGI/CERA Group until such anniversary date.

            (b) Performance Options. Except as otherwise provided in this Agreement, the Performance Options shall become vested and exercisable based on the financial performance of [insert name[s] of the applicable member or members of the MGI/CERA Group] during the period from the Grant Date to the Target Date as follows. Except as otherwise provided in this Agreement, the Applicable Portion of the Performance Options shall vest and become exercisable as of the Target Date, if and only if (i) [insert name[s] of the applicable member or members of the MGI/CERA Group] shall have achieved at least the Minimum EBITDA Target as of such Target Date and (ii) the Grantee shall have been continuously employed by, or, if the Grantee is not an employee of the Company or any Subsidiary of the Company, shall have continuously provided services to, a member of the MGI/CERA Group from the Grant Date until the Target Date; provided that, if the Grantee's employment or provision of services, as applicable, is sooner terminated by reason of a Special Termination, then a proportionate share of the Applicable Portion of the Performance Options (such proportionate share to be determined by multiplying (x) the Applicable Portion, if any, determined as of the last day of the calendar quarter ending prior to the date of the Special Termination for which the applicable financial information is available, on the basis of the cumulative EBITDA achieved as of such date, by (y) the product of (A) the number of Performance Options multiplied by (B) a fraction, the numerator of which is equal to the number of days in the period commencing on the Grant Date and ending on the date of the Special Termination and the denominator of which is equal to 1095) shall become exercisable as of the date of such Special Termination. In the event of the acceleration of the exercisability of any Performance Options by reason of a Special Termination of the Grantee's employment or provision of services, as applicable, prior to the Target Date, the Premium Option Percentage (if any) of such accelerated Performance Options shall be Premium Options and the remaining such accelerated Performance Options shall be Initial Value Options.

            Notwithstanding the foregoing provisions of this paragraph (b), subject to the continuous employment or provision of services, as applicable, of the Grantee with a member of the MGI/CERA Group, Performance Options shall become exercisable nine years following the Grant Date, regardless of whether the EBITDA Target has been achieved.

            (c) Conditions. The Board may accelerate the vesting and exercisability of any Option, all Options or any class of Options, at any time and from time to time. LLC Units subject to vested and exercisable Options may be purchased, subject to the provisions hereof, at any time and from time to time until the date one day prior to the date on which the related Option terminates, provided that any such purchase shall be effected pursuant to and subject to the provisions contained in a management LLC Unit subscription agreement related to such LLC Unit. Any Options held by the Grantee as of the date of Termination that have not become vested and exercisable on or prior to the date of such Termination in accordance with Section 3(a) or 3(b) shall terminate and be canceled immediately on such date.

            4.  Termination of Options.

            (a) Normal Termination Date. Unless an earlier termination date shall occur as specified in Section 4(b), the Options shall terminate on the tenth anniversary of the date hereof (the "Normal Termination Date").

            (b) Early Termination. In the event of a voluntary or involuntary Termination for any reason whatsoever prior to the Normal Termination Date, any then outstanding Options that have not become vested and exercisable on or before the effective date of such Termination shall terminate on such effective date. Any then outstanding Options that have become vested and exercisable on or before the effective date of such Termination (such vested and exercisable Options, the "Covered Options"), shall, subject to the provisions of Section 5(c), remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate upon the expiration of such period: (i) in the event of Special Termination, then Covered Options shall remain exercisable solely until the first anniversary of the Special Termination, and (ii) in the event of a Termination for any reason other than a Special Termination or for Cause, the Covered Options shall be exercisable only during the 60-day period beginning on the earlier of (x) the expiration of the Second Purchase Period (as defined in Section 5(c)(i)) and (y) receipt by the Grantee of written notice from the Company that the Company and the Principal Members do not intend to exercise their respective rights to purchase all of the Covered Options pursuant to Sec-tion 5(c)(i), provided that in no event shall any Options be or remain exercisable on or after the Normal Termination Date. Notwithstanding anything else contained in this Agreement, in the event of a Termination for Cause, then all Options (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of, or to provide services to, as the case may be, any member of the MGI/CERA Group, or to interfere with or limit in any way the right of any member of the MGI/CERA Group to terminate such employment or provision of services, as applicable, at any time.

            5. Restrictions on Exercise; Non-Transferability of Options; Repurchase of Options.

            (a) Restrictions on Exercise. The Options may be exercised only with respect to full LLC Units. No fractional LLC Unit shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates or other documents representing LLC Units shall be delivered, (i) unless the provisions of Section 6 have been complied with and all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured, (ii) unless the purchase of the LLC Units upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the LLC Units shall have been registered under such laws, (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied, and (iv) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under any of the Financing Agreements (as such term is defined in Section 10). The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i) of the preceding sentence and, if applicable, to obtain the consent of the parties to the Financing Agreements referred to in clause (iv) of the preceding sentence so as to permit the Options to be exercised.

            (b) Non-Transferability of Options. The Options held by the Grantee may be exercised only by the Grantee or by his estate. The Options are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise), other than (i) by the Grantee to the Company or the Principal Members pursuant to
Section 5(c) below, or (ii) by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

            (c) Repurchase of Options on Termination of Employment.

            (i) Termination of Employment. In the event of a Termination for any reason, the Company shall have the right to purchase all of the Covered Options, and shall have 60 days from the date of the Grantee's Termination (the "First Purchase Period"), during which to deliver an Exercise Notice to the Grantee (or if the Termination resulted from the Grantee's death, his estate) of its election to exercise such right to purchase all or any of such Covered Options. Thereafter, if, as of the end of the First Purchase Period, the Grantee has received Exercise Notices with respect to fewer than all of the Covered Options, then the Company shall forward to the Principal Members a written notice setting forth the number of Covered Options that the Company shall have elected not to purchase, and the Principal Members shall have the right to purchase all or any portion of the Covered Options that have not been purchased by the Company and shall have until the expiration of the earlier of (x) 60 days following the end of the First Purchase Period, or (y) 60 days from the date of receipt by the Principal Members of written notice that the Company does not intend to exercise such right in full (the "Second Purchase Period") to deliver an Exercise Notice to the Grantee (or his estate) (with a copy to the Company) of their election to purchase a specified number of the Covered Options; provided, that during the first thirty days of the Second Purchase Period, each Principal Member shall have the right to elect to purchase from the Grantee only up to its or his pro rata portion (determined as of the date of the Grantee's Termination and on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the applicable Principal Member) of such Covered Options; provided, further, that if, during the first 30 days of the Second Purchase Period, the Company has not received Election Notices from the Principal Members indicating that the Principal Members, in the aggregate, have elected to purchase all of such Covered Options, then the Company shall send a follow-up written notice to each Principal Member from whom the Company has received an Election Notice as to all of its or his pro rata portion of the Covered Options in the first 30-day period, which follow-up notice shall state the number of Covered Options as to which elections to purchase have not been made, and during the remainder of the Second Purchase Period, each such Principal Member shall have the right to purchase a portion of the remainder of such Covered Options in an amount equal to either (i) the product of (x) the aggregate number of such remaining Covered Options and (y) a fraction, the numerator of which shall be the number of LLC Units held by such Principal Member (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by such Principal Member) as of the date of the Exercise Notice and the denominator of which shall be the aggregate number of LLC Units then held by each Principal Member that had elected to purchase all of its or his pro rata portion of such Covered Options (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by any such Principal Member) or (ii) such other amount as shall be agreed upon by all such Principal Members.

            If the rights to purchase the Covered Options granted in this subsection are not exercised in full as provided herein, the Grantee (or his estate) shall be entitled to retain the Covered Options that will not be so repurchased, subject to all of the provisions of this Agreement, including, without limitation, Section 4(b).

          (ii) Purchase Price, etc. All purchases pursuant to this Section 5(c) by the Company or the Principal Members shall be for a purchase price and shall be effected in the manner prescribed by Sections 5(f), (g), and (h).

            (d) Notice of Termination. The Company shall give written notice of any Termination to each Principal Member, except that if such Termination (if other than by reason of death) is by the Grantee, the Grantee shall give written notice of such Termination to the Company and the Company shall give written notice of such Termination to each Principal Member.

            (e) Public Offering. In the event of a Public Offering, neither the Company nor the Principal Members shall have any rights to purchase the Covered Options pursuant to this Section 5, and this Section 5 shall not apply to a sale as part of a Public Offering or at any time thereafter.

            (f) Purchase Price. Subject to Section 10(c), the purchase price to be paid to the Grantee (or his estate) for each Covered Option (the "Purchase Price") shall be equal to the excess, if any, of (A) the fair market value of an LLC Unit (the "Fair Market Value") as of the Determination Date over (B) the exercise price for such LLC Unit under the related Covered Option. Whenever determination of the Fair Market Value of the LLC Units is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the LLC Board. In making a determination of Fair Market Value, the LLC Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the MGI/CERA Group in recent periods, the potential value of the MGI/CERA Group as a whole, the future prospects of the MGI/CERA Group and the industries in which its members compete, the history and management of the MGI/CERA Group, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the MGI/CERA Group and the Applicable LLC Unit Valuation, as defined below. The determination of Fair Market Value will not give effect to any restrictions on transfer of the LLC Units or the fact that such LLC Units would represent a minority interest in the Parent LLC. For purposes of this Agreement, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units as of the last day of the last fiscal year of the Parent LLC ending prior to the Determination Date performed by an independent valuation firm chosen by the LLC Board, except that (i) in the case of a Determination Date occurring on or after the Effective Date but prior to the first day of the fourth fiscal quarter of the Parent LLC's fiscal year ending on June 30, 1998, the term "Applicable LLC Unit Valuation" shall mean the value per LLC Unit as of Effective Date as determined pursuant to Section 1.8 of the Merger and Exchange Agreement, and (ii) in the case of a Determination

Date occurring during the fourth fiscal quarter of any fiscal year of the Parent LLC beginning with the fourth quarter of the fiscal year ending on June 30, 1998 of the Parent LLC, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units performed as of the last day of such fourth fiscal quarter by an independent valuation firm chosen by the LLC Board. The Fair Market Value as determined in good faith by the LLC Board and in the absence of fraud shall be binding and conclusive upon all parties hereto. If the Parent LLC at any time subdivides (by any securities split, securities dividend or otherwise) the LLC Units into a greater number of units, or combines (by reverse securities split or otherwise) the LLC Units into a smaller number of units, the Purchase Price shall be appropriately adjusted to reflect such subdivision or combination.

            (g) Closing of Purchase; Payment of Purchase Price. Subject to
Section 10, the closing of a purchase pursuant to this Section 5 shall take place at the principal office of the Company on the tenth business day following the date as of which the Grantee shall have received one or more Exercise Notices that, collectively, provide for the exercise of elections by the Company and/or the Principal Members with respect to any of the Covered Options. At the closing, (i) subject to the proviso below, the Company and, if applicable, the Principal Members that have submitted an Exercise Notice to purchase any Covered Options (such Principal Members, the "Applicable Principal Members") shall pay to the Grantee (or his estate) the Purchase Price for the Covered Options by delivery of a check for such Purchase Price payable to the order of the Grantee (or his estate) and (ii) the Grantee (or his estate) shall deliver to the Company and/or the Applicable Principal Members, as the case may be, such instruments as the Company or any such Applicable Principal Member may reasonably request signed by the Grantee (or his estate); provided, however, that if the Determination Date occurs during the first or last fiscal quarter of any fiscal year of the Company, the Company and each Applicable Principal Member may defer the payment of a portion of the Purchase Price payable by it until the tenth business day following receipt by the Company of the Applicable LLC Unit Valuation (such tenth business day, the "Deferred Payment Date"). In the event of any such deferral by the Company or any Applicable Principal Member, (i) at the closing of the purchase of the Covered Options, the Company and each such Applicable Principal Member shall pay to the Grantee (or his estate) an amount (the "First Installment Amount") equal to 80% of the excess of (A) the

Fair Market Value of the LLC Units which may be purchased upon exercise of the Covered Options purchased by the Company or such Applicable Principal Member, determined pursuant to Section 5(f) hereof on the basis of the most recent available valuation of the LLC Units, over (B) the aggregate exercise price of such Covered Options, and (ii) no later than the Deferred Payment Date, the Company and each such Applicable Principal Member shall pay an additional amount to the Grantee (or his estate) equal to the excess, if any, of (A) the sum of
(1) the Purchase Price for the Covered Options purchased by the Company or such Applicable Principal Member, as the case may be, and (2) an amount calculated by multiplying the First Installment Amount by a percentage equal to the average annual cost to the MGI/CERA Group of its bank indebtedness obligations outstanding during the period that payment of a portion of such Purchase Price is delayed hereunder or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by The Chase Manhattan Bank or such other nationally recognized bank designated by the Company, over (B) the First Installment Amount.

            (h) Application of the Purchase Price to Certain Loans. The Grantee agrees that the Company and the Applicable Principal Members shall be entitled to apply any amounts to be paid by any such person to repurchase any Covered Options pursuant to this Section 5 to discharge any indebtedness of the Grantee to any member of the MGI/CERA Group, or indebtedness that is guaranteed by any member of the MGI/CERA Group, including, but not limited to, any indebtedness of the Grantee incurred to purchase any LLC Units.

            (i) Withholding. Whenever LLC Units are to be issued pursuant to any Options, the Company may require the recipient of the LLC Units to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local, and non-U.S. tax withholding requirements. In the event any cash is paid to the Grantee or his estate or beneficiary pursuant to this Section 5, the Company shall have the right to withhold and remit to the Company an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.

            6. Manner of Exercise. To the extent that the Options shall have become and remain vested and exercisable as provided in Section 3 and subject to such reasonable administrative regulations as the Board or the Committee may have adopted, such Options may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given 15 business days prior to the date on which the Grantee will so exercise any of the Options (the "Exercise Date"), specifying the number of LLC Units with respect to which the Options are being exercised (the "Exercise Units") and the Exercise Date. On or before the Exercise Date, the Company and the Grantee shall enter into a management LLC Unit subscription agreement, substantially in the form attached to the Plan as Exhibit B, or in such other form as may be agreed upon by the Company and the Grantee, in consultation with the LLC Board, setting forth certain rights and obligations of the Company, the Principal Members and the Grantee with respect to such Units. In accordance with such agreement, (a) on or before the Exercise Date, the Grantee shall deliver to the Company full payment for the Exercise Units in United States dollars in cash, or cash equivalent satisfactory to the Company, and in an amount equal to the aggregate option exercise price for the Exercise Units and (b) on the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates or other documents representing the Exercise Units, issued in the name of the Grantee. The Company may require the Grantee to furnish or execute such other documents as the Company or the Parent LLC shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act, and
(iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

            If so determined by the Board in its sole discretion at or after the Grant Date, the exercise price of any Exercise Units exercised after there has been a Public Offering, may be paid in the form of LLC Units that have been owned by the Grantee for at least six months in full or partial payment of the Exercise Price for any Exercise Units.

            7. Grantee's Representations, Warranties and Covenants.

            (a) Investment Intention. The Grantee represents and warrants that the Options have been, and any Exercise Units will be, acquired by him solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Options or Exercise Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Options or Exercise Units), except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Grantee further understands, acknowledges, and agrees that none of the Exercise Units may be transferred, sold, pledged, hypothecated, or otherwise disposed of unless the provisions of the related management LLC Unit subscription agreement and the Amended and Restated Parent LLC Agreement shall have been complied with or have expired.

            (b) Legend. The Grantee acknowledges that any certificate or other documents representing the Exercise Units shall bear an appropriate legend, which will include, without limitation, the following language:

            "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A MANAGEMENT LLC UNIT SUBSCRIPTION AGREEMENT, DATED AS OF _____, 1997, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, MODIFIED OR WAIVED FROM TIME TO TIME (THE "SUBSCRIPTION AGREEMENT"), AND THE AMENDED AND
            RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GLOBAL DECISIONS GROUP LLC ("PARENT LLC"), DATED AS OF _____, 1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND LLC AGREEMENT, COPIES OF WHICH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF PARENT LLC.

            "THE LLC UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO PARENT LLC AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE PARENT LLC, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT, OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR PARENT LLC, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

            (c) Securities Law Matters. The Grantee acknowledges receipt of advice from the Company that (i) the Exercise Units will not be registered under the Securities Act or any state or foreign securities or "blue sky" laws,
(ii) it is not anticipated that there will be any public market for the Exercise Units, (iii) the Exercise Units must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Units unless the Exercise Units are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available,
(iv) Rule 144 under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of the Parent LLC and the Parent LLC has made no covenant to make Rule 144 available, (v) when and if the Exercise Units may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) except to the extent required by applicable law, the Parent LLC does not plan to file reports with the Commission or make information concerning the Parent LLC and any member of the MGI/CERA Group publicly available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Units may be difficult to effect because of the absence of public information concerning the Parent LLC and any other member of the MGI/CERA Group, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates or other documents representing the Exercise Units and (ix) a notation shall be made in the appropriate records of the Parent LLC indicating that the Exercise Units are subject to restrictions on transfer described in this Agreement and, if the Parent LLC should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Units.

            (d) Compliance with Rule 144. If any of the Exercise Units are to be disposed of in accordance with Rule 144 under the Securities Act, the Grantee shall transmit to the Company and the Parent LLC an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company or the Parent LLC may reasonably require to assure compliance with Rule 144 in connection with such disposition.

            (e) Ability to Bear Risk. The Grantee covenants that he will not exercise all or any portion of any of the Options unless (i) the financial situation of the Grantee is such that he can afford to bear the economic risk of holding the Exercise Units for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Exercise Units.

            (f) Registration; Restrictions on Transfer; Holdback upon Public Offering. In respect of any Exercise Units purchased upon exercise of any of the Options, the Grantee, upon admission to the Parent LLC as a member of the Parent LLC, shall be entitled to the rights and subject to the obligations created under the Amended and Restated Parent LLC Agreement, to the extent set forth therein. The Grantee shall also be subject to the restrictions on transfer contained in a management LLC Unit subscription agreement entered into at the time of the exercise of any Options hereunder. Further, the Grantee agrees that, in the event that after the Effective Date, the Parent LLC files a registration statement under the Securities Act with respect to an underwritten public offering of LLC Units, the Grantee will not effect any public sale (including a sale under Rule 144) or distribution of any LLC Units (other than as part of such underwritten public offering) during the 20 days prior to and one year after the effective date of such registration statement.

            (g) Section 83(b) Election. The Grantee agrees that, within 20 days after any Exercise Date, he shall give notice to the Company as to whether or not he has made or will make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise Units purchased on such date, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of the Exercise Units or attributable to his making or failing to make such an election.

            8. Representations and Warranties of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, and (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

            9.  Change of Control.

            (a) Accelerated Exercisability and Payment. Unless the Board shall otherwise determine in the manner set forth in Section 9(c), [(i)] in the event of a Change of Control with respect to the Parent LLC or the Company, each Service Option (whether or not then vested and exercisable), each Performance Option, if any, that shall have become vested and exercisable prior to such Change of Control and the Applicable Portion of the Performance Options, if any, determined as provided in Section 9(b) below, [and (ii) in the event of a Change of Control solely with respect to MGI, each Performance Option, if any, that shall have become vested and exercisable prior to such Change of Control and the Applicable Portion of the Performance Options, if any, that shall not have become vested and exercisable prior to such Change of Control,]* shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option. Such payment shall be made within 30 days following the closing of the transaction constituting the relevant Change of Control. Subject to Section 9(c) below, all other Performance Options then outstanding shall be canceled and forfeited effective as of the closing of such transaction.

            (b) Determination of Exercisable Performance Options. For purposes of Section 9(a), the Applicable Portion of the Performance Options that shall be canceled in exchange for the payment described in Section 9(a) shall be determined on the basis of the cumulative EBITDA achieved during the period from the Grant Date to the last day of the most recent calendar quarter ending prior to the date of the

--------
* [Explanatory note: applies only to Performance Options (if any) the vesting of which is based in whole or in part upon the performance of MGI and/or its Subsidiaries.]

consummation of the transaction constituting the relevant Change of Control for which the applicable financial information is available.

            (c) Alternative Options. Notwithstanding Sections 9(a) and 9(b), no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option as a result of the occurrence of the applicable Change of Control if the Board reasonably determines in good faith, prior to the occurrence of such Change of Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

            (i) provide the Grantee with rights and entitlements substantially equivalent to or better than the material rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

            (ii) have substantially equivalent economic value to such Option (determined at the time of the applicable Change of Control and taking into account any payment that may be made to the Grantee in respect of such Option); and

            (iii) have terms and conditions that provide that in the event that the Grantee suffers an Involuntary Termination within two years following a Change of Control [with respect to the Parent LLC or the Company in the case of a Service Option or with respect to the Parent LLC, the Company or MGI in the case of a Performance Option]:*

                  (1) any conditions to the Grantee's rights under, or any restrictions on transfer or exercisability applicable to, each

--------
* [Explanatory note: the language shown in brackets is to be included only in Option Agreements pursuant to which MGI Performance Options are granted.]

                              such Alternative Option shall be waived or shall lapse, as the case may be; or

                  (2) the Grantee shall have the right to surrender such Alternative Option within 30 days following such Termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the securities subject to the Alternative Option over the price, if any, that the Grantee would be required to pay to exercise such Alternative Option.

            10.  Certain Restrictions on Repurchases.

            (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be permitted to repurchase any Covered Options from the Grantee if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under, any financing or security agreement or document entered into in connection with the Transactions or the operations of the MGI/CERA Group from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time,
(ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or the Amended and Restated Parent LLC Agreement, or (iii) the Company has no funds legally available therefor under applicable Massachusetts law.

            (b) Delay of Repurchase. In the event that a repurchase by the Company otherwise permitted under Section 5(c) is prevented solely by the terms of Section 10(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 5 hereof or in this Section 10) at the first opportunity thereafter when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company or the Amended and Restated Parent LLC Agreement and (ii) such repurchase obligation shall rank against other similar repurchase rights with respect to LLC Units or options to purchase LLC Units according to priority in time of the effective date of the Termination, provided that any such repurchase right as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above.

            (c) Purchase Price Adjustment. In the event that a repurchase of any Covered Options by the Company from the Grantee is delayed pursuant to this
Section 10, the purchase price for such Covered Options when the repurchase of such Covered Options eventually takes place as contemplated by Section 10(b) shall be the sum of (i) the Purchase Price of such Covered Option determined in accordance with Section 5(f) at the time that the repurchase of such Option would have occurred but for the operation of this Section 10, plus (ii) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 10 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the weighted average cost of the MGI/CERA Group's bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by The Chase Manhattan Bank or such other nationally recognized bank designated by the Company.

            11. No Rights as Member. The Grantee shall have no voting or other rights as a member of the Parent LLC with respect to any LLC Units covered by the Options until the exercise of the Options, the issuance of a certificate or certificates or other documents to him for such LLC Units and the admission of the Grantee to the Parent LLC as a member of the Parent LLC. No adjustment shall be made for distributions or other rights for which the record date is prior to the issuance of such certificate or certificates or other documents.

            12. Capital Adjustments. The number and price of the LLC Units covered by the Options shall be proportionately adjusted to reflect any securities dividend, securities split, or securities combination affecting outstanding LLC Units or any recapitalization of the Parent LLC. Subject to any required action by the members of the Parent LLC, in any merger, consolidation, reorganization, conversion, exchange of securities, liquidation, or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of LLC Units covered by the Options would have been entitled to receive in connection with such event.

            13.  Miscellaneous.

            (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Principal Members or the Grantee, as the case may be, at the following addresses or to such other address as the Company, the Principal Members or the Grantee, as the case may be, shall specify by notice to the others:

            (i)   if to the Company, to it at:

                  Cambridge Energy Research Associates, Inc.
                  Charles Square
                  20 University Road
                  Cambridge, Massachusetts  02138

                  Attention:  President

            (ii) if to a Principal Member, to it or him at the address specified for it or him on the books and records of the Parent LLC

            (iii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof

            (iv)  if to the Parent LLC, to:

                  Global Decisions Group LLC
                  20 University Road
                  Cambridge, Massachusetts  02138

                  Attention:  _____________

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York  10152

                  Attention:  Donald J. Gogel

                  Brera Capital Partners, LLC
                  590 Madison Avenue, 18th Floor
                  New York, New York  10022

                  Attention:  Alberto Cribiore

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022

                  Attention:  Steven R. Gross, Esq.

                  and

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109

                  Attention:  Paul P. Brountas, Esq.

The Parent LLC also shall be given a copy of any notice or other communication between the Grantee and the Company under this Agreement at its address as set forth above.

            (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

            (c)  Waiver; Amendment.

            (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obliga-tions of the other parties under this Agreement, provided that any waiver of the provisions of Section 5 must be consented to by each of the Principal Members. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Grantee and the Company, provided that any amendment adversely affecting the rights of any Principal Member hereunder must be consented to by such Principal Member. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

            (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties. The C&D Fund may assign from time to time all or any portion of its rights under Section 5 to one or more of its affiliates or affiliates of Clayton, Dubilier & Rice, Inc., and each other Principal Member may assign from time to time all or any portion of his rights under Section 5 to one or more of his Permitted Transferees.

            (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

            (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to "dollars" or "$" are to United States dollars.

            (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.


                                             CAMBRIDGE ENERGY RESEARCH
                                             ASSOCIATES, INC.


                                             By:
                                                ----------------------------
                                                 Name:
                                                 Title:


                                             THE GRANTEE:

                                             [NAME OF GRANTEE]


                                             By:
                                                ----------------------------
                                                 Name:
                                                 Attorney-in-fact

                                             Address of the Grantee:

                                             Address

                         Initial Value Options       [Premium Options
Total Number of          ---------------------       -----------------
LLC Units for the        of which __ are             of which __ are
Purchase of Which        Service Options             Service Options]
Options have Been
Granted:

                                                          Draft -- July 31, 1997

                                                                       EXHIBIT B

                                     FORM OF
                   MANAGEMENT LLC UNIT SUBSCRIPTION AGREEMENT


            MANAGEMENT LLC UNIT SUBSCRIPTION AGREEMENT, dated as of ____________, between Cambridge Energy Research Associates, Inc., a Massachusetts corporation (the "Company"), and the Purchaser whose name appears on the signature page hereof (the "Purchaser").


                              W I T N E S S E T H:

            WHEREAS, on _________, 1997, Global Decisions Group LLC, a Delaware limited liability company (together with any successor thereto, "Parent LLC"), acquired (x) all of the outstanding capital stock of MCM Group, Inc., a Delaware corporation ("MGI" and, together with Parent LLC, the Company and each of their respective subsidiaries, the "MGI/CERA Group"), pursuant to the merger of GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent LLC, with and into MGI, with MGI as the surviving corporation and (y) all of the outstanding capital stock of the Company and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership, pursuant to the exchange of such capital stock and such partnership interests for LLC Units (as defined in the Plan) and certain other contingent interests in Parent LLC (the foregoing (x) and (y), collectively, the "Transactions");

            WHEREAS, in connection with the Transactions, the Board of Directors of the Company (the "Board") adopted the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Plan");

            WHEREAS, pursuant to the terms of the Plan, the Company and the Purchaser entered into a Management LLC Unit Option Agreement, dated as of __________ (the "Option Agreement"), evidencing and confirming the grant by the Company to the Purchaser of options to purchase ______LLC Units (the "Options") at a price of $____ per LLC Unit; and

            WHEREAS, the Purchaser has exercised Options to purchase ____ LLC Units (the "Exercise LLC Units") pursuant to Section 6 of the Option Agreement, and the Company and the Purchaser desire to enter into this Agreement in order to provide for the terms and conditions of the purchase of the Exercise Units by the Purchaser;

            NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

            1.  Purchase and Sale of Exercise LLC Units.

            (a) Purchase of Exercise LLC Units. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Exercise LLC Units at a purchase price of $________ per LLC Unit, at the Closing provided for in
Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Exercise LLC Units to (i) any person who will not be an employee or director of or a consultant to the Company or a direct or indirect subsidiary of the Company immediately following the Closing at which such LLC Units are to be sold or (ii) any person who is a resident of a jurisdiction in which the sale of LLC Units to such person would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction.

            (b) Consideration. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof immediately available funds in an amount equal to 100% of the aggregate purchase price set forth on the signature page hereof.

            (c) The Purchaser agrees to be bound by the Amended and Restated Limited Liability Company Agreement, dated as of ____________ ___, 1997, of Parent LLC, as such agreement may be amended, supplemented, waived or modified from time to time (the "LLC Agreement"), and Purchaser's execution of this Agreement also constitutes execution of a counterpart to the LLC Agreement.

            2.  Closing.

            (a) Time and Place. Except as otherwise agreed by the Company and the Purchaser, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of Debevoise & Plimpton, 875

Third Avenue, New York, New York at 10:00 a.m. (New York City time) on
____________.

            (b) Delivery by the Company. At the Closing, the Company shall deliver to the Purchaser a certificate registered in such Purchaser's name and representing the Exercise LLC Units, which certificate shall bear the legends set forth in Section 3(b).

            (c) Delivery by the Purchaser. At the Closing the Purchaser shall deliver to the Company the consideration referred to in Section 1(b) hereof.

            3. Purchaser's Representations, Warranties and Covenants.

            (a) Investment Intention. The Purchaser represents and warrants that he is acquiring the Exercise LLC Units solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Exercise LLC Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Exercise LLC Units), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Purchaser further understands, acknowledges and agrees that none of the Exercise LLC Units may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Sections 4 through 7 hereof, inclusive, shall have been complied with or have expired, (ii) unless the provisions of the Amended and Restated Limited Liability Company Agreement of Parent LLC, dated as of ________, 1997, as such agreement may be amended, supplemented, waived or otherwise modified from time to time (the "LLC Agreement"), have been complied with or have expired, (iii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or
(C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iv) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

            (b) Legends. The Purchaser acknowledges that the certificate or certificates representing the Exercise LLC Units shall bear an appropriate legend, which will include, without limitation, the following language:

            "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A MANAGEMENT LLC UNIT SUBSCRIPTION AGREEMENT, DATED AS OF ________, 199_, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, MODIFIED OR WAIVED FROM TIME TO TIME (THE "SUBSCRIPTION AGREEMENT") AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GLOBAL DECISIONS GROUP LLC ("PARENT LLC"), DATED AS OF _________, 1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND LLC AGREEMENT, COPIES OF WHICH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF PARENT LLC."

            "THE LLC UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF
            SHALL HAVE DELIVERED TO PARENT LLC AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO PARENT LLC, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
            SECTION 5 OF SUCH ACT, OR (C) A NO-ACTION LETTER FROM THE
            SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR PARENT LLC, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

            (c) Securities Law Matters. The Purchaser acknowledges receipt of advice from the Company that (i) the Exercise LLC Units have not been registered under the Securities Act or any state or foreign securities or "blue sky" laws,
(ii) it is not anticipated that there will be any public market for the Exercise LLC Units, (iii) the Exercise LLC Units must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Exercise LLC Units unless the Exercise LLC Units are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of Parent LLC and Parent LLC has made no covenant to make Rule 144 available, (v) when and if the Exercise LLC Units may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) except to the extent required by applicable law, Parent LLC does not plan to file reports with the Commission or make information concerning Parent LLC or any of its direct or indirect subsidiaries publicly available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise LLC Units may be difficult to effect because of the absence of public information concerning Parent LLC, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise LLC Units and (ix) a notation shall be made in the appropriate records of Parent LLC indicating that the Exercise LLC Units are subject to restrictions on transfer set forth in this Agreement and, if Parent LLC should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise LLC Units.

            (d) Compliance with Rule 144. If any of the Exercise LLC Units are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company and Parent LLC an executed copy of Form 144 (if required by Rule
144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company or Parent LLC may reasonably require to assure compliance with Rule 144 in connection with such disposition.

            (e) Ability to Bear Risk. The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that he can afford to bear the economic risk of holding the Exercise LLC Units for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Exercise LLC Units.

            (f) Questionnaire. The Purchaser agrees to furnish such documents and comply with such reasonable requests of the Company or Parent LLC as may be necessary to substantiate his status as a qualifying investor in connection with the private offering of Exercise LLC Units to the Purchaser. The Purchaser represents and warrants that all information contained in such documents and any other written materials concerning the status of the Purchaser furnished by the Purchaser to the Company and/or Parent LLC in connection with such requests will be true, complete and correct in all material respects.

            (g) Access to Information. The Purchaser represents and warrants that (i) he has carefully reviewed the materials furnished to him in connection with the transaction contemplated hereby, (ii) he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company and Parent LLC concerning the terms and conditions of the purchase of the Exercise LLC Units and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in such materials and (iii) his knowledge and experience in financial and business matters is such that he is capable of evaluating the risks of the investment in the Exercise LLC Units.

            (h) Registration; Restrictions on Sale upon Public Offering. The Purchaser shall be entitled to the rights and subject to the obligations created under the LLC Agreement, to the extent provided therein. The Purchaser agrees that, in the event that Parent LLC files a registration statement under the Securities Act with respect to an underwritten public offering of any LLC Units, the Purchaser will not effect any public sale (including a sale under Rule 144) or distribution of any LLC Units (other than as part of such underwritten public offering) during the 20 days prior to and one year after the effective date of such registration statement.

            (i) Section 83(b) Election. The Purchaser agrees that, within 20 days after the Closing, he shall give notice to the Company as to whether or not he has made or will make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise LLC Units purchased at such Closing, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of the Exercise LLC Units or attributable to his making or failing to make such an election.

            4. Restrictions on Disposition of Exercise LLC Units. Neither the Purchaser nor any of his heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Exercise LLC Units to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of LLC Units, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law other than a transfer of Exercise LLC Units by operation of law to the estate of the Purchaser upon the death of the Purchaser, provided that such estate shall be bound by all provisions of this Agreement and the LLC Agreement), except as provided in Sections 5 and 6 hereof, and in the LLC Agreement. The restrictions contained in this Section 4 (but not the restrictions contained in the LLC Agreement which shall terminate only as provided therein) shall terminate in the event that an underwritten public offering of LLC Units (or the securities into which such units shall have been converted or for which such units shall have been exchanged) of the Company led by one or more underwriters at least one of which is of nationally recognized standing (a "Public Offering") has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

            5. Options Effective on Termination of Employment or Unforeseen Personal Hardship of the Purchaser.

            (a) Termination of Employment. If the Purchaser's employment with or provision of services to the member or members of the MGI/CERA Group that employs the Purchaser or has engaged the Purchaser to provide services, as applicable, is terminated for any reason whatsoever the Company shall have an option to purchase all or a portion of the Exercise LLC Units then held by the Purchaser (or, if his employment or provision of services was terminated by his death, his estate) and shall have 60 days from the date of the Purchaser's termination (such 60-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Purchaser (or his estate) of its election to exercise or not to exercise such option, in whole or in part. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the

Company fails to give notice that it intends to exercise such option within the First Option Period or the Company gives notice that it intends to exercise such option with respect to only a portion of the Exercise LLC Units, the Restricted Holders (as such term is defined in the LLC Agreement) shall have the right to purchase all or a portion of the Exercise LLC Units then held by the Purchaser (or his estate) that will not be repurchased by the Company and shall have until the expiration of the earlier of (x) 60 days following the end of the First Option Period or (y) 60 days from the date of receipt by the Restricted Holders of written notice that the Company does not intend to exercise such option or intends to exercise such option with respect to only a portion of the Exercise LLC Units (such 60-day period being hereinafter referred to as the "Second Option Period"), to give notice in writing to the Purchaser (or his estate) (with a copy to the Company) of the Restricted Holder's exercise of its option, in whole or in part; provided, that, during the first 30 days of the Second Option Period, each Restricted Holder shall have the right to elect to purchase from the Purchaser only its or his pro rata portion (determined as of the date of termination of the Purchaser's employment or provision of services, as applicable, and taking into account only such options to purchase LLC Units as are then exercisable and held by the applicable Restricted Holder) of such LLC Units; and, provided, further, that if the Restricted Holders in the aggregate do not elect to purchase all of such LLC Units during the first 30 days of the Second Option Period, then the Company shall send a written notice to each Restricted Holder who had elected to purchase all of its or his pro rata portion of the LLC Units in the first 30-day period, which notice shall state the number of Exercise LLC Units as to which elections have not been made, and during the remainder of the Second Option Period, each such Restricted Holder shall have the right to purchase a portion of the remainder of such LLC Units in an amount equal to either (i) the product of (x) the aggregate number of such remaining LLC Units and (y) a fraction, the numerator of which shall be the number of LLC Units held by such Restricted Holder (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by such Restricted Holder) as of the date of the Purchaser's termination and the denominator of which shall be the aggregate number of LLC Units then held by each Restricted Holder that had elected to purchase all of its or his pro rata portion of such LLC Units (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by any such Restricted Holder) or (ii) such other amount as shall be agreed upon by all such Restricted Holders. If the options of the Company and the Restricted Holders to purchase the Exercise LLC Units pursuant to this subsection are not exercised with respect to all of the Exercise LLC Units as provided herein (other than as a result of Section 9 hereof), the Purchaser (or his estate) shall be entitled to retain those Exercise LLC Units which will not be so purchased, subject to all of the provisions of this Agreement. If the Company and the Restricted Holders have failed to exercise their respective options pursuant to this Section 5(a) with respect to all of the Exercise LLC Units within the time periods specified herein, and if the Purchaser's employment or provision of services with the member of the MGI/CERA Group that employs the Purchaser or has engaged the Purchaser to perform services, as applicable, is terminated (A) by such employer without Cause, (B) by the Purchaser by Retirement at Normal Retirement Age, (C) by reason of the Permanent Disability or death of the Purchaser or (D) if, as of the effective date of such termination, the Purchaser is employed by any member of the MCM/CERA Group under an effective Employment Agreement (the "Employment Agreement"), between such member of the MCI/CERA Group and the Purchaser, by the Purchaser for Good Reason (as such term is defined in the Employment Agreement), then on notice from the Purchaser (or his estate) in writing and delivered to the Company within 30 days following the end of the Second Option Period, the Company shall purchase all (but not less than all) of the Exercise LLC Units then held by the Purchaser (or his estate). All purchases pursuant to this Section 5(a) by the Company or the Restricted Holders shall be for a purchase price and in the manner prescribed by Section 6 hereof.

            (b) Unforeseen Personal Hardship. In the event that the Purchaser, while in the employment of or providing services to any member of the MGI/CERA Group, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Purchaser that the Company repurchase the Purchaser's LLC Units at a price determined in accordance with Section 6 hereof, but the Company shall have no obligation to repurchase such LLC Units. The Board shall consider such request with respect to Unforeseen Personal Hardship as soon as practicable after receipt by the Company of a written request by the Purchaser, such request to include sufficient details of the Purchaser's Unforeseen Personal Hardship to permit the Board to review the request and the circumstances in an informed manner.

            (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

            (i) "Cause" shall mean (A) the willful failure by the Purchaser to perform substantially his duties as an employee of, or in connection with his provision of services to, any member of the MGI/CERA Group (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Purchaser by the executive to whom the Purchaser reports or by the Board of Directors of the member of the MGI/CERA Group by which he is employed or to which he provides services, which notice identifies the manner in which such executive or such Board, as the case may be, believes that the Purchaser has not substantially performed his duties, (B) the Purchaser's engaging in willful and serious misconduct that is or is expected to be injurious to any member of the MGI/CERA Group, (C) the Purchaser's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (D) the willful and material breach by the Purchaser of any written covenant or agreement with any member of the MGI/CERA Group not to disclose any information pertaining to the MGI/CERA Group, not to compete or interfere with the MGI/CERA Group or with respect to any take-along or similar covenants applicable to any LLC Units owned by the Purchaser or (E) any violation by the Purchaser of any material federal, state or foreign securities laws; provided that if the Purchaser is, as of the date of determination, employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Cause, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

          (ii) "Retirement at Normal Retirement Age" shall mean the Purchaser's voluntary termination of employment from, or provision of services to, the Company or other member of the MGI/CERA Group that employs the Purchaser or has engaged the Purchaser to perform services, as applicable, at age 60 or later.

         (iii) "Permanent Disability" shall mean a physical or mental disability that prevents the performance by the Purchaser of substantially all of his duties lasting for a continuous period of six months or longer. The good faith judgment of the Board as to the

      Purchaser's Permanent Disability shall be final and shall be based on the determination (evidenced by a written report or certificate) by a physician selected by the Company or its insurers, and acceptable to the Purchaser or the Purchaser's legal representative (such acceptance not to be unreasonably withheld) to advise the Board; provided that if the Purchaser is, as of the date of determination, employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Permanent Disability, Disability or Disabled, the definition contained in such employment shall be substituted for the definition set forth above for all purposes herein.

           (iv) "Permitted Transferee" shall have the meaning assigned to such term in Section 1.1 of the LLC Agreement.

            (v) "Principal Member" shall mean each of the C&D Fund, Daniel H. Yergin, Joseph A. Stanislaw and James P. Rosenfield (the "Original Principal Members") and each of their respective Permitted Transferees who are "accredited investors" within the meaning of Rule 501(a) of Regulation D of the Securities Act; provided, however, that a Principal Member shall cease to be a Principal Member at such time as such person or entity shall not beneficially own at least 20% of the LLC Units that such Member (or the applicable Original Principal Member in the case of a Permitted Transferee) beneficially owned on the Effective Date, and, provided, further, that solely for purposes, under this
      Section 5, of calculating the number of LLC Units beneficially owned by a Principal Member who is an individual, such number of LLC Units shall be deemed to include any LLC Units held in a trust the only actual beneficiaries under which are such Principal Member and/or his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

            (vi) "Unforeseen Personal Hardship" shall mean financial hardship arising from (x) extraordinary medical expenses or other expenses directly related to illness or disability of the Purchaser, a member of the Purchaser's immediate family or one of the Purchaser's parents or (y) payments necessary or required to prevent the eviction of the Purchaser from the Purchaser's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on the Company and the Purchaser.

            (d) Notice of Termination. The Company shall give written notice of any termination of the Purchaser's employment with, or provision of services to, any member of the MGI/CERA Group to the Principal Members, except that if such termination (if other than as a result of death) is by the Purchaser, the Purchaser shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the Principal Members.

            (e) Public Offering. In the event that a Public Offering has been consummated, none of the Company, the Principal Members or the Purchaser shall have any rights to purchase or sell the Exercise LLC Units, as the case may be, pursuant to this Section 5 and this Section 5 shall not apply to a sale as part of a Public Offering.

            6. Determination of the Purchase Price; Manner of Payment.

            (a) Purchase Price. For the purposes of any purchase of the Exercise LLC Units pursuant to Section 5, and subject to Section 9(c), the purchase price per Exercise LLC Unit to be paid to the Purchaser (or his estate) for each Exercise LLC Unit (the "Purchase Price") shall be equal to the fair market value (the "Fair Market Value") of such LLC Unit as of the effective date of the termination of employment or provision of services, whichever is applicable, that gives rise to the right or obligation to repurchase or, in the case of a repurchase as a result of Unforeseen Personal Hardship, as of the date such LLC Units are repurchased (such date of termination or repurchase, as applicable, the "Determination Date"); provided that if the Purchaser's employment or provision of services is terminated by any member of the MGI/CERA Group for Cause, the Purchase Price for such LLC Unit shall be the lesser of (i) the Fair Market Value of such LLC Unit as of the effective date of the termination of employment or provision of services, whichever is applicable, that gives rise to the right or obligation to repurchase and (ii) the price at which the Purchaser purchased such LLC Unit from the Company. Whenever determination of the Fair Market Value of such LLC Units is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board of the Parent LLC (the "LLC Board"). In making a determination of Fair Market Value, the LLC Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of Parent LLC and its subsidiaries in recent periods, the potential value of Parent LLC and its subsidiaries as a whole, the future prospects of Parent LLC and its subsidiaries and the industries in which they compete, the history and management of Parent LLC and its subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of Parent LLC and its subsidiaries and the Applicable LLC Unit Valuation (as defined below). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Exercise LLC Units or the fact that such LLC Units would represent a minority interest in the Company. For purposes of this Agreement, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units performed as of the last day of the last fiscal year of Parent LLC ending prior to the Determination Date by an independent valuation firm chosen by the LLC Board, except that, (i) in the case of a Determination Date occurring on or after the Effective Date but prior to the first day of the fourth fiscal quarter of Parent LLC's 1997 fiscal year, the term "Applicable LLC Unit Valuation" shall mean the value per LLC Unit as of the effective date of the Transactions as determined pursuant to Section 1.8 of the Plan of Merger and Exchange Agreement, dated as of August 1, 1997, by and among MGI, Parent LLC and the other individuals and entities named therein, and (ii) in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of Parent LLC beginning with the fourth quarter of the 1997 fiscal year of Parent LLC, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units as of the last day of such fourth fiscal quarter performed by an independent valuation firm chosen by the LLC Board. The Fair Market Value as determined in good faith by the LLC Board and in the absence of fraud shall be binding and conclusive upon all parties hereto. If Parent LLC at any time subdivides (by any securities split, securities dividend or otherwise) the LLC Units into a greater number of LLC Units, or combines (by reverse securities split or otherwise) the LLC Units into a smaller number of LLC Units, the Purchase Price (including any minimum or maximum Purchase Price specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted by the LLC Board to reflect such subdivision or combination.

            (b) Closing of Purchase; Payment of Purchase Price. Subject to
Section 9, the closing of a purchase
pursuant to this Section 6 shall take place at the principal office of the Company on the tenth business day following whichever of the following is applicable: (i) the receipt by the Purchaser (or his estate) of the notice of any of the Principal Members or the Company, as the case may be, of its exercise of its option to purchase pursuant to Section 5(a) or (ii) the Company's receipt of notice by the Purchaser (or his estate) to sell Exercise LLC Units pursuant to Section 5(a) or (iii) the Board's determination (which shall be delivered to the Purchaser) that the Company is authorized to purchase the Exercise LLC Units as a result of Unforeseen Personal Hardship pursuant to Section 5(b). At the closing, (x) subject to the proviso below, the Company and/or the Principal Member, as the case may be, shall pay to the Purchaser (or his estate) an amount equal to the Purchase Price and (y) the Purchaser (or his estate) shall deliver to the Company and/or such Principal Member such certificates or other instruments representing the Exercise LLC Units so purchased, appropriately endorsed by the Purchaser (or his estate), as the Company or such Principal Member may reasonably require; provided, however, that if the Determination Date occurs during the first or last fiscal quarter of any fiscal year of Parent LLC, the Company or the applicable Principal Member, as the case may be, may elect to pay the Purchase Price in two installments. In any such event, (i) at the closing of the purchase of the Exercise LLC Units, the Company or such Principal Member shall pay to the Purchaser (or his estate) a net amount (the "First Installment Amount") equal to 80% of the Purchase Price determined pursuant to
Section 6(a) hereof on the basis of the most recent available valuation of the LLC Units and (ii) no later than the tenth business day following receipt by the Company of the Applicable LLC Unit Valuation, the Company or such Principal Member shall pay an additional amount to the Purchaser (or his estate) equal to the sum of (1) the excess (the "Excess Payment"), if any, of (A) the Purchase Price for the Exercise LLC Units, over (B) the First Installment Amount and (2) an amount calculated by multiplying the Excess Payment by a percentage equal to the average annual cost to the Company of its bank indebtedness obligations outstanding during the period commencing on the closing date of the purchase of the Exercise LLC Units and ending on the date of payment of such additional amount pursuant to this clause (ii) or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by The Chase Manhattan Bank or such other nationally recognized bank designated by the Company.

            (c) Application of the Purchase Price to Certain Loans. The Purchaser agrees that the Company and the Principal Members shall be entitled to apply any amounts to be paid by the Company or the Principal Members, as the case may be, to repurchase Exercise LLC Units pursuant to Section 5 hereof to discharge any indebtedness of the Purchaser to the Company or any of its direct or indirect subsidiaries, including, without limitation, indebtedness of the Purchaser incurred to purchase the Exercise LLC Units or indebtedness that is guaranteed by the Company or any of its direct or indirect subsidiaries.

            7. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and (c) the Exercise LLC Units, when issued, delivered and paid for in accordance with the terms hereof, will be free and clear of any liens or encumbrances other than those created pursuant to this Agreement and the LLC Agreement, or otherwise in connection with the transactions contemplated hereby.

            8.  Covenants of the Company.

            (a) State Securities Laws. The Company agrees to use its best efforts to comply with all state securities or "blue sky" laws applicable to the sale of the Exercise LLC Units to the Purchaser, provided that the Company shall not be obligated to qualify or register the Exercise LLC Units under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

            9.  Certain Restrictions on Repurchases.

            (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to repurchase any LLC Units from the Purchaser if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under any financing or security agreement or document entered into in connection with the Transactions or in connection with the operations of the Company or its subsidiaries from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, or (ii) such repurchase would violate any of the terms or provisions of the LLC Agreement or
(iii) the Company has no funds legally available therefor under Chapter 156B of the Massachusetts General Laws, or any successor statute.

            (b) Delay of Repurchase. In the event that a repurchase by the Company otherwise permitted or required under Section 5(a) is prevented solely by the terms of Section 9(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 6 hereof or in this Section 9) at the first opportunity thereafter when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the LLC Agreement and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to LLC Units or options to purchase LLC Units according to priority in time of the effective date of the termination of employment, or provision of services, as applicable, provided that any such repurchase right as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above.

            (c) Purchase Price Adjustment. In the event that a repurchase of Exercise LLC Units from the Purchaser is delayed pursuant to this Section 9, the purchase price per LLC Unit when the repurchase of such LLC Units eventually takes place as contemplated by Section 9(b) shall be (i) if the repurchase is pursuant to an exercise of the option of the Company or any Principal Member under Section 5(a), the sum of (A) the Purchase Price determined in accordance with Section 6 hereof at the time that the repurchase of such LLC Units would have occurred but for the operation of this Section 9, plus (B) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 9 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the weighted average cost of the MGI/CERA Group's bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by The Chase Manhattan Bank or such other nationally recognized bank designated by the Company, or (ii) if the repurchase is pursuant to an exercise of the Purchaser's right to require a repurchase under Section 5(a), the Fair Market Value of such LLC Units (determined as set forth in Section 6(a)) on the date on which such repurchase actually takes place.

            10.  Miscellaneous.

            (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Principal Members or the Purchaser, as the case may be, at the following addresses or to such other address as the Company, the Principal Members or the Purchaser, as the case may be, shall specify by notice to the others:

            (i)   if to the Company, to it at:

                  Cambridge Energy Research Associates, Inc.
                  Charles Square
                  20 University Road
                  Cambridge, Massachusetts 02138

                  Attention:  President

            (ii) if to a Principal Member, to it or him at the address specified for it on the books and records of Parent LLC.

            (iii) if to the Purchaser, to the Purchaser at the address set forth on the signature page hereof.

            (iv)  if to Parent LLC, to:

                  Global Decisions Group LLC
                  20 University Road
                  Cambridge, Massachusetts 02138
                  Attention: __________________________

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

Copies of any notice or other communication given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York  10152
                  Attention:  Donald J. Gogel

                  Brera Capital Partners, LLC
                  590 Madison Avenue, 18th Floor
                  New York, New York  10022
                  Attention: Alberto Cribiore

            and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Attention: Steven R. Gross, Esq.

            and
                  Hale and Dorr LLP
                  60 State Street, 25th Floor
                  Boston, MA  02109
                  Attention:  Paul P. Brountas, Esq.

Parent LLC also shall be given a copy of any notice or other communication between the Purchaser and the Company under this Agreement at its address as set forth above.

            (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Sections 4 through 6, inclusive, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

            (c)  Waiver; Amendment.

            (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Sections 4 through 6, inclusive, must be consented to by each of the Principal Members. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company, provided that any amendment adversely affecting the rights of any Principal Member hereunder must be consented to by such Principal Member. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

            (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other parties. The C&D Fund may assign from time to time all or any portion of its rights under Sections 4 through 6, inclusive, to one or more of its affiliates or affiliates of Clayton, Dubilier & Rice, Inc., and each other Principal Member may assign from time to time all or any portion of his rights under Sections 4 through 6, inclusive, to one or more of his Permitted Transferees (as defined in the LLC Agreement).

            (e) Merger, Consolidation, etc. In the event of any merger, consolidation, reorganization, exchange of securities, recapitalization, liquidation or similar transaction where the LLC Units are converted into or exchanged for other securities, all references in this

Agreement to LLC Units shall be deemed to refer to such securities into which the LLC Units shall have been converted or for which the LLC Units shall have been exchanged, and the provisions of this Agreement shall be applicable to such securities.

            (f) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

            (g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.



                                     CAMBRIDGE ENERGY RESEARCH
                                       ASSOCIATES, INC.

                                     By:
                                        -----------------------------
                                         Name:
                                         Title:


                                     THE PURCHASER:

                                     Name


                                     By:
                                        -----------------------------
                                         Name:
                                         Attorney-in-fact


                                     Address of the Purchaser:

                                     (Address)
Total Number of LLC Units
to be Purchased:
                                     (Amount1) LLC Units

Aggregate Purchase Price:            (Amount3)

                                                                     Schedule I

                               OPTIONS EXHIBIT

                                        # OF LLC UNITS         EXERCISE
 GROUP         NAMES                     UNDER OPTION           PRICE
 -----         -----                    --------------         --------
   I        Steve Aldrich                   17,000              $18.31
            Kevin Lindemer                  17,000              $18.31
            Dan Lucking                     17,000              $18.31
            Philippe Michelon               17,000              $18.31
            Thomas Robinson                 17,000              $18.31
            Gary Simon                      17,000              $18.31
  II        William Durbin                  10,500              $18.31
            Dennis Eklof                    10,500              $18.31
            Thane Gustafson                 10,500              $18.31
            Steve Haggett                   10,500              $18.31
            Sue Lena Thompson               10,500              $18.31
            Julian West                     10,500              $18.31
  III       Kimra Anderson Graves            2,000              $18.31
            Peter Augustini                  2,000              $18.31
            Alice Barsoomian                 2,000              $18.31
            Simon Blakey                     2,000              $18.31
            Mack Brothers                    2,000              $18.31
            Lou Carranza                     2,000              $18.31
            Bob Esser                        2,000              $18.31
            Scott Foster                     2,000              $18.31
            Odd Hassel                       2,000              $18.31
            Peter Hughes                     2,000              $18.31
            Gary Hunt                        2,000              $18.31
            Ed Kelly                         2,000              $18.31

                                                                      Schedule I

                                          # OF LLC UNITS         EXERCISE
  GROUP               NAMES                UNDER OPTION           PRICE
  -----               -----               --------------         --------
II (cont'd)     Ann Louise Hittle              2,000               $18.31
                Mike Maddox                    2,000               $18.31
                Larry Makovich                 2,000               $18.31
                Micheline Manoncourt           2,000               $18.31
                Susan Ruth                     2,000               $18.31
                Helen Sisley                   2,000               $18.31
                Brian Ward                     2,000               $18.31
    III         Jennifer Battersby             1,250               $18.31
                Claire Behrens                 1,250               $18.31
                Peter Bogin                    1,250               $18.31
                Ben Frickel                    1,250               $18.31
                Aldyn Hockstra                 1,250               $18.31
                Paul Hoffman                   1,250               $18.31
                Bruce Humphrey                 1,250               $18.31
                Huaibin Lu                     1,250               $18.31
                Elizabeth McCrary              1,250               $18.31
                Jim Meitl                      1,250               $18.31
                Martin Meyers                  1,250               $18.31
                Jim Placke                     1,250               $18.31
                Laurent Ruseckas               1,250               $18.31
                Sondra Scott                   1,250               $18.31
                Bill Veno                      1,250               $18.31
     V          Mike Banville                    325               $18.31
                Paul Barnhill                    325               $18.31
                Teresa Chang                     325               $18.31

                                                                      Schedule I

                                          # OF LLC UNITS         EXERCISE
  GROUP               NAMES                UNDER OPTION           PRICE
  -----               -----               --------------         --------
V (cont'd)      Susan Cummings Wiseman        325                 $18.31
                Frederic de Collar            325                 $18.31
                Ken Downey                    325                 $18.31
                Frederic Egel                 325                 $18.31
                Eduardo Fernandez             325                 $18.31
                Kelly Gemiti                  325                 $18.31
                Judy Gideonse                 325                 $18.31
                John Hoffman                  325                 $18.31
                Chuck Jordan                  325                 $18.31
                Mike Kelly                    325                 $18.31
                Ross Kiener                   325                 $18.31
                Roberta Klix                  325                 $18.31
                Kelley Knight                 325                 $18.31
                Sue Kroscup                   325                 $18.31
                Pat Maio                      325                 $18.31
                Greg McCormack                325                 $18.31
                Gig Moineau                   325                 $18.31
                Susan Nardone                 325                 $18.31
                Breda Nolan                   325                 $18.31
                Les Peters                    325                 $18.31
                Mary Alice Sanderson          325                 $18.31
                Joe Sannicandro               325                 $18.31
                Kirby Scudder                 325                 $18.31
                Shankari Srinivasan           325                 $18.31
                William Stubblefield          325                 $18.31

                                                                      Schedule I

                                          # OF LLC UNITS         EXERCISE
  GROUP               NAMES                UNDER OPTION           PRICE
  -----               -----               --------------         --------
V (cont'd)      Lietza von Wodtke                 325             $18.31
                Dagmar Wulf                       325             $18.31
                TOTAL                         231,500             $18.31